UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2016

Tallgrass Energy GP, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas		66211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2016, Tallgrass Energy Partners, LP (“TEP”), Tallgrass Energy Finance Corp., a wholly owned subsidiary of TEP (the “Co-Issuer” and together with TEP, the “Issuers”), and TEP’s existing direct and indirect wholly owned subsidiaries (other than the Co-Issuer, the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Issuers agreed to sell $400,000,000 in aggregate principal amount of the Issuers’ 5.50% Senior Notes due 2024 (the “2024 Notes”), along with the related guarantees of the 2024 Notes. The 2024 Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The 2024 Notes are expected to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act.

Tallgrass Energy GP, LP (“TEGP”) is the managing member of and therefore controls Tallgrass Equity, LLC (“Tallgrass Equity”). Tallgrass Equity, in turn, controls TEP through the direct ownership of 100% of Tallgrass MLP GP, LLC (“TEP GP”), TEP’s general partner. As a result, under generally accepted accounting principles, TEGP consolidates Tallgrass Equity, TEP GP, TEP, and TEP’s subsidiaries. TEGP has no operations outside of its indirect ownership interests in TEP.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, and customary conditions to closing, obligations of the parties and termination provisions.

The Initial Purchasers and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Initial Purchasers and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for TEGP and its affiliates, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of certain of the Initial Purchasers are lenders under TEP’s and Tallgrass Equity’s revolving credit facilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Purchase Agreement, dated August 18, 2016, among TEP, the Co-Issuer, the Guarantors named therein and Barclays Capital Inc., as representative of the Initial Purchasers named therein (incorporated by reference to Exhibit 1.1 to Tallgrass Energy Partners, LP’s Current Report on Form 8-K filed on August 19, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY GP, LP

	By:	TEGP Management, LLC its General Partner

Date: August 19, 2016	By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Purchase Agreement, dated August 18, 2016, among TEP, the Co-Issuer, the Guarantors named therein and Barclays Capital Inc., as representative of the Initial Purchasers named therein (incorporated by reference to Exhibit 1.1 to Tallgrass Energy Partners, LP’s Current Report on Form 8-K filed on August 19, 2016).